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                                EXHIBIT 3.2.1
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                                                                   EXHIBIT 3.2.1

                          ARTICLES OF INCORPORATION
                                     OF
                   PAXSON COMMUNICATIONS OF FLORIDA, INC.


                 The undersigned, acting as incorporator of Paxson Communications of Florida, Inc., under the Florida Business Corporation Act, adopts the following Articles of Incorporation.


                              ARTICLE I.  NAME

                 The name of the corporation is:

                   Paxson Communications of Florida, Inc.


                            ARTICLE II.  ADDRESS

                 The mailing address of the corporation is:

                          18401 U.S. Highway 19, North
                          Clearwater, Florida 34624


                    ARTICLE III.  COMMENCEMENT OF EXISTENCE

                 The existence of the corporation will commence on the date of filing of these Articles of Incorporation.


                            ARTICLE IV.  PURPOSE

                 The corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.

                        ARTICLE V.  AUTHORIZED SHARES

                 The maximum number of shares that the corporation is authorized to have outstanding at any time is 10,000 shares of common stock having a par value of $.01 per share.


              ARTICLE VI.  INITIAL REGISTERED OFFICE AND AGENT

                 The street address of the initial registered office of the corporation is 700 Spottis Woode Lane, Clearwater, Florida 34616, and the name of the corporation's initial registered agent at that address is Lowell W. Paxson.
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                  ARTICLE VII.  INITIAL BOARD OF DIRECTORS

                 The corporation shall have one director initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than one. The name and street address of the initial director is:

                 Name                             Address

                 Lowell W. Paxson                 18401 U.S. Highway 19, North
                                                  Clearwater, Florida 34624


                         ARTICLE VIII.  INCORPORATOR

              The name and street address of the incorporator is:

                 Name                             Address

                 Lowell W. Paxson                 18401 U.S. Highway 19, North
                                                  Clearwater, Florida 34624


              The incorporator of the corporation assigns to this corporation his rights under Section 607.0201, Florida Statutes, to constitute a corporation, and he assigns to those persons designated by the board of directors any rights he may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.


                             ARTICLE IX.  BYLAWS

              The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.


                           ARTICLE X.  AMENDMENTS

              The corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation.





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              The undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Florida, has executed these Articles of Incorporation this 29 day of November, 1993.


                                        /s/ Lowell W. Paxson
                                        -----------------------
                                        Lowell W. Paxson





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CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF
PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.


     Pursuant to Chapter 48.091, Florida Statutes, the following is submitted:

     That Paxson Communications of Florida, Inc., desiring to organize under the laws of the State of Florida with its initial registered office, as indicated in the Articles of Incorporation, at 700 Spottis Woode Lane, Clearwater, Florida 34616, has named Lowell W. Paxson as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

     Having been named to accept service of process for the corporation named above, at the place designated in this certificate, I agree to act in that capacity, to comply with the provisions of the Florida Business Corporation Act, and am familiar with, and accept, the obligations of that position.

                                                     LOWELL W. PAXSON


                                                     By: /s/ Lowell W. Paxson
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